UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2005

WHX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-2394	13-3768097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 925-4413

110 East 59th Street, New York, New York 10022
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 7, 2005, the Board of Directors of the Company adopted a comprehensive compensation structure for each member of the Board who is not (i) an employee of the Company or any of its subsidiaries or (ii) otherwise affiliated with the Company. Each such Director is entitled to receive compensation as follows: (i) $20,000 per annum, (ii) $1,000 per Board meeting attended in person, $800 per committee meeting attended in person, and $500 per telephonic board or committee meeting (other than members of the Stock Option Committee and the Audit Committee), and (iii) $1,000 per day for consultation and other services provided (other than for meetings of the Board or committees thereof, at the request of the Chairman of the Board). In addition, the Chairman of the Audit Committee is entitled to receive $10,000 per annum and each member of the Audit Committee is entitled to receive $5,000 per annum.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 7, 2005, the Board of Directors of the Company appointed Glen M. Kassan as Vice Chairman of the Board of Directors, Chief Executive Officer and Secretary. Mr. Kassan, age 61, has served as a director of the Company since July, 2005. Mr. Kassan has been the Executive Vice President of Steel Partners, Ltd. (and its predecessor), a management and advisory company that provides management services to Steel Partners II, L.P., since June 2001, and was Vice President of its predecessor from October 1999 through May 2001. He has been the Vice President, Chief Financial Officer and Secretary of WebFinancial Corporation, a consumer and commercial lender, since June 2000. Mr. Kassan has been a Director of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since January 2002, Vice Chairman since August 2005 and was President from February 2002 through August 2005. He has been the Vice Chairman of the Board of Directors of Caribbean Fertilizer Group Ltd., a private company engaged in the production and distribution of agricultural products in Puerto Rico and Jamaica, since June 2000, and has been a director of United Industrial Corporation, a company principally focused on the design, production and support of defense systems and a manufacturer of combustion equipment for biomass and refuse fuels, since 2004.

On October 7, 2005, the Board of Directors of the Company appointed John Quicke as a Vice President. Mr. Quicke, age 56, has served as a director of the Company since July, 2005. He has served as Vice President of Steel Partners, Ltd. since September 2005. Mr. Quicke was the Vice Chairman and Executive Officer of the Sequa Corporation (“Sequa”), a diversified holding company, from March 2004 through March 2005. He also served as Director, President and Chief Operating Officer of Sequa from 1993 through 2004.

Warren G. Lichtenstein, Chairman of the Board of the Company, is the sole executive officer and managing member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P. Steel Partners II, L.P. owns approximately 50% of the shares of the Company’s Common Stock.  In addition, Warren G. Lichtenstein is the Chairman and Chief Executive Officer of Steel Partners, Ltd., an affiliate of Steel Partners II, L.P., and Glen M. Kassan, John Quicke and Jack L. Howard, directors of the Company, are employees of Steel Partners, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHX CORPORATION
Dated: October 12, 2005	By: /s/ Robert K. Hynes
Name: Robert K. Hynes
Title: Chief Financial Officer